CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of U.S. Trucking, Inc. on Form SB-2 of our reports dated February 25, 1999, June 10, 1998, June 8, 1999, November 7, 1997 and November 3, 1997, appearing in the Prospectus, which is a part of this Registration Statement and to the reference to our firm under the heading "Experts" in the Prospectus.


                          /s/ Pascale Razzino Alexanderson & Co. PLLC

                          (Successor firm to BIANCULLI, PASCALE & CO. P.C.)

Garden City, New York
September 9, 1999